SECURITIES AND EXCHANGE COMMISSION
			      WASHINGTON, D.C. 20549
				------------------
			   AMENDMENT NO. 1 TO FORM S-1
			      REGISTRATION STATEMENT
					UNDER
			    THE SECURITIES ACT OF 1933





                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.
		----------------------------------------------
                (Name of small business issuer in its charter)



           NEVADA                          2870                   26-4113729
----------------------------   ----------------------------   -------------------
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)    Identification No.)
       Organization)




                       ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                    HI-TECH ZONE, XI'AN P. R. CHINA 712100
                F                  086 29-88331685
  (Address and telephone number of principal executive offices and principal place of business)

                              CHEN MIN, PRESIDENT
                      ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                       HI-TECH ZONE, XI'AN P. R. CHINA 712100
                                 (086) 29-88331685
           (Name, address and telephone number of agent for service)

                                  Copies to:
                             CHARLES BARKLEY, ESQ.
                         6201 FAIRVIEW ROAD, SUITE 200
                              CHARLOTTE, NC 28210
                                (704) 944-4290
                             (704) 944-4280 (FAX)

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	[ ]
Accelerated filer 		[ ]
Non-accelerated filer 		[ ] (Do not check if a smaller reporting company)
Smaller reporting company 	[X]


                        		CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF SECURITIES 		AMOUNT TO BE          PROPOSED              PROPOSED           	    AMOUNT OF
TO BE REGISTERED                               REGISTERED (1)	MAXIMUM OFFERING PRICE	MAXIMUM AGGREGATE	REGISTRATION FEE
                                                                   PER SECURITY (2)   	OFFERING PRICE (2)
---------------------------------	       --------------	----------------------	------------------	----------------
Shares of common stock, $0.001 par value	    2,979,021            $.10              $297,790           		 11.71
Total                                               2,979,021            $.10              $297,790            		 11.71



(1) The registration fee for the shares of the selling security holders is based upon a value of $.10. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The selling security holders are offering 2,979,021 of the shares, which we are registering. These shares will be sold at $.10 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 22, 2009

                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                       2,979,021 SHARES OF COMMON STOCK

     This is a prospectus for the resale of up to 2,979,021 shares of our common stock, par value $0.001 per share, by the selling stockholders of Zhongke Biotec Agriculture (USA), Inc. identified in this prospectus under "Selling Securityholders"who are offering shares at a selling price of $.10 per share.

   These shares may be sold by the selling stockholders from time to time in the over-the-counter market, other national securities exchanges, or an automated interdealer quotation system on which our common stock is then traded or quoted, through negotiated transactions at negotiated prices or otherwise at market prices prevailing at the time of sale. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

   Our common stock is presently not traded on any market or securities exchange and we have not begun to take steps to make the shares available for trading. The sales price to the public is fixed at $.10 per share. After the shares are sold they may be traded on the NASD Over-The-Counter Bulletin Board. The Company is not able to apply for OTC Bulletin Board trading on its own. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering.

The shares of Common Stock offered from time to time by the selling security holders under this prospectus consist of 2,979,021 shares exchanged in a private placement during 2008. All selling security holders are statutory underwriters.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering (currently estimated to be $57,530, but all selling and other expenses incurred by the selling stockholders will be borne by them. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This offering is limited to sale of securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

   Until ________________, 2009 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

   For investors outside the United States: Neither we nor any of the statutory underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO CAREFULLY CONSIDER THE ``RISK FACTORS'' BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
Summary								3
   - Our Business						3
   - About this Offering					3
   - Corporate Information History				3
The Offering							4
Risk Factors							4
   - Risks related to our business and industry			4
   - Risks relating to our securities				7
Special note regarding forward looking statements		8
Where you can find more information				8
Use of Proceeds							9
Determination of Offering Price					9
Market for our Securities and Related stockholder matters	9
Management Discussion and Analysis and Plan of Operation	9
Business							21
Industry Overview						21
Patents and Intellectual Property				22
Legal Proceedings						24
Directors, Executive Officers, Promoters, and Control Persons	25
Executive Compensation						27
Certain relationships and related transactions			27
Selling Stockholders						28
   - Selling Stockholder Table					29
Plan of distribution						30
Description of securities					31
Transfer Agent							33
Limitation of Liability and Indemnification			33
Legal Matters							33
Experts								33
Financial Information						33

                            SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the years ending December 31, 2007 and 2008.




                                            YEARS ENDED DECEMBER 31,
                                            2007               2008
					-----------	   -----------
STATEMENT OF OPERATIONS DATA:
Revenues                             	$    14,932        $    41,162
Operating expenses                          805,417            989,641
Net loss                                   (790,485)          (948,479)
BALANCE SHEET DATA:
Total cash and cash equivalents        $    352,887        $    61,392
Total assets                              1,319,308            568,470
Stockholders' equity                     (2,697,615)         3,826,982


                                    SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Zhongke Biotec Agriculture (USA), Inc., a Nevada corporation.


CORPORATE INFORMATION AND HISTORY

     We were founded in 2007 as Zhongke Biotec Agriculture (USA), Inc., a Nevada corporation on October 25, 2007. Our principal office is located at Fifth Floor, High-Tech Mansion, Gaoxin Road, Hi-Tech Zone, Xi'An P. R. China 712100. The Company's telephone number is 086 29-88331685. The CEO of the Company is Ms. Chen, Min.


RECENT TRANSACTIONS


     In October, 2007 we established the Company for the purpose of effecting a reverse acquisition. A plan of merger between Success Mater and the Company was executed in July, 2008. Under the terms of the plan of merger, we acquired Success Mater by issuing 84,999,000 shares to a non-U. S. company under Regulation S. In exchange, we received 100% of the shares of Success Mater. Thereafter, Success Mater exchanged the shares held to their non-U. S.
shareholders, being the shareholders of Zhongke in the People's Republic of China. As a result of these transactions the business of Success Mater and its subsidiaries became the business of the Company. Upon the effectiveness of this registration certain of the shareholders will offer for resale certain of the shares issued by the Company in those transactions.

     We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act and Regulation S promulgated thereunder, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

                                 THE OFFERING

THE OFFERING

   All selling securityholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters under the Securities Act of 1933. and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Common stock offered by the selling stockholders:

Shares of Common Stock, $0.001 par value	2,979,021 shares




Common stock outstanding                        86,000,000 shares (1)


Use of proceeds                       		We  will  receive none  of  the
						proceeds from the sale  of  the
						shares    by     the    selling
                                       		stockholders.

Risk Factors  					You  should  read  the  section
						titled       "Risk     Factors"
						beginning on page 11  as   well
						as other cautionary  statements
                				throughout   this    prospectus
						before investing in any  shares
						offered hereunder.



SELLING STOCKHOLDERS



     Under Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable on the occurrence of a stock split, stock dividend or other similar transaction.

                                 RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.


WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company entering an unproven industry with limited resources. Although we have developed working prototypes of genetically modified seed, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had no revenues from our planned operation . We may never be able to become profitable. You will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are unsuccessful.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

OUT AUDITORS HAVE NOTED THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN


In the accompanying consolidated financial statements our auditor have included a footnote raising substantial doubt about our ability to operate as a going concern. We have experiences an accumulated deficit of $3,586,922 and $2,653,393 at December 31, 2008 and 2007, respectively. This includes losses from operations of $948,479 and $790,485 for the year ended December 31, 2008 and 2007, respectively. We also have a significant working capital deficiency of $4,032,530 and a shareholders deficiency of $3,826,982 at December 31, 2008. We may be forced to try to raise capital from external forces of substantially curtail or seize our current business activities. Financial markets have reported a serious downturn during 2008 which limits the opportunities for small developmental stage companies to obtain capital. There can be no assurance that capital will be available to the company on any terms at all. Even if the company locates sources of capital, the terms could be unattractive and could have a significant diluted effect on the company's existing shareholders

WE HAVE HAD NO REVENUES AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had no revenues from planned operation. We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2009 and subsequent fiscal periods. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

COMPETITION IN SEEDS AND AGRICULTURAL PRODUCT IS INTENSE AND DOMINATED BY MUCH LARGER, BETTER FINANCED COMPETITORS

Competition for seed and genetically modified seed is dominated on a worldwide basis by the Monsanto Company of Saint Louis, Missouri. The genetically modified seed segment of Monsanto is roughly a $1 Billion annual revenue enterprise and they routinely obtain patents or plant variety protections for various commercial hybrid seeds, germplasms and related products. While we believe that our genetically modified seed in a zero gravity environment will offer competitive advantages, we may be unable to successfully compete on price, marketing, availability, performance or related services. We currently do not have any protections for our hybrid seed and we may be unable to stand challenges for such protections should they occur .


WE  MAY  BE UNABLE TO DEFEND CLAIMS AGAINST OUR INTELLECTUAL PROPERTY RIGHT AND
EVEN  A  SUCCESSFUL   DEFENSE  CAN  BE  EXTENSIVE  AND  MATERIALLY  EFFECT  OUR
PROFITABILITY OR ABILITY TO CONTINUE IN BUSINESS

In the event that we are able to successfully obtain intellectual property protections for our hybrid seeds and agricultural products, we may face legal challenges or unlawful infringement. The cost to defend intellectual property right can be prohibited and, even if successful, can have a material adverse effect on revenues and earnings. If we are unable to successfully defend our intellectual property or if the costs to such defense are too burdensome, our ability to continue in business can be threatened. Further, pilfering, reverse or other engineering or technological advances could render our products obsolete or diluted unexpectedly. We expect the pace of technological advances in genetically modified and other hybrid seeds to accelerate. Further, we may experience difficulty licensing our technology in circumstances where the intellectual property rights are in question.

OUR HYBRID SEEDS CANDIDATES ARE BASED ON NEW AND UNPROVEN TECHNOLOGIES

Our hybrid seed candidates are in development based on new and unproven technology utilizing a zero gravity environment in combination with established processes of mutation. While we believe these technologies will yield substantial improvements in crops grown from our modified seeds, the current state of science in this area has many unanswered questions and we may be unable, with our limited resources, to successfully resolve issues that may arise.

OUR  INDUSTRY  IS  SUBJECT  TO  SUBSTANTIAL   REGULATION   FROM  A  VARIETY  OF
JURISDICTIONS AND IT MAY BE PROHIBITIVELY EXPENSIVE OR IMPOSSIBLE TO COMPLY WITH ALL REGULATORY REQUIREMENTS

The research, development, manufacture, sale and distribution of modified or hybrid seeds are subject to intense and expensive regulatory scrutiny. To commercialize our products we will need to obtain patents, or other plant protections including environmental, food and drug approvals, plant and planting approvals and other legislative or regulatory hurdles. In some instances approval will be required from multiple jurisdictions or multiple regulatory bodies even if we successfully obtain workable prototypes for our hybrid seeds, there is no assurance that we will be able to manage the financial and scientific resources needed to obtain and maintain regulatory approval.

Our hybrid seed and crops grown there from may be subject to commercial, governmental or public disapproval.

While we believe the regulatory hurdles necessary for the same and distribution of out hybrid seeds will sufficiently protect the interests of the public, we expect that serious issues may be raised from a number of interested parties of groups about the potential for harmful or adverse effects. Current issues involving colony collapse disorder in honey bees and other wild life concerns may implicate genetically modified or hybrid seeds and crops grown there from. We may not be able to predict the various complaints or arguments that may be raised with respect to our product specifically or the industry in general. There have been reports of outsiders devastating fields in the process of growing genetically modified products. To the extent that any wild life or public health concern becomes associated with our products or industry we would expect significant adverse consequences to our revenues and earnings which may make it difficult or impossible to continue our operations.



IF WE FAIL TO IMPLEMENT OUR COMMERCIALIZATION STRATEGY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. Our future financial performance and success are dependent in large part upon our ability to implement our commercialization strategy successfully. We have not engaged third party consultants to identify potential clients for our technology. We may not be able to successfully implement our commercialization strategy with or without the involvement of third parties. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to successfully implement some or all of the initiatives of our business plan, our operating results may not improve to the extent we expect, or at all.

Implementation of our commercialization strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty achieving our strategic objectives. We may also decide to alter or discontinue certain aspects of our business strategy at any time. Any failure to successfully implement our business strategy may adversely affect our business, financial condition and results of operations and thus our ability to service our indebtedness, including our ability to make principal and interest payments on our indebtedness.

WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business and will need additional capital to continue implementing our business plan. We have generated no revenue. We will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

OUR PRINCIPAL STOCKHOLDERS CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our 13 principal stockholders owns 54.8% of our common stock. As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will also be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.


WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total
approximately $ 60,000  per  year.   We also expect that these applicable
rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK  AND  YOU  MAY  NEVER  RECEIVE
DIVIDENDS.    THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE  A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotatio ns of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

AN ARBITRARY  DETERMINATION  OF  THE  OFFERING  PRICE  INCREASES  THE RISK THAT
PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

The offering price for the shares of $.10 was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all. Selling security holders are offering shares at a selling price of $.10 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should" and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements, Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Company, reference is made to the
Registration Statement. Statements contained in this prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

     You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

     We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 . Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.


                               USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $89,530.



                       DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares at $.10 per share. Prior to this offering, there has been no market for our shares. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


           MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

DIVIDEND POLICY

     We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS

                                     FOR

                       SUCCESS MATER INVESTMENT, LTD.,
                          A DEVELOPMENT STAGE COMPANY

The   discussion   contained   in  this  prospectus  contains  "forward-looking
statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On July 25, 2008, the shareholder of Zhongke USA entered into a Plan of Exchange Agreement (the "Plan") with the shareholders of Success Mater Investment Limited ("Success Mater"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to the completion of the Plan, Success Mater became a wholly-owned subsidiary of Zhongke USA.

We formed Success Mater Investment Limited "Success Mater" ). a Hong Kong corporation on September 17, 2004, for the purpose of seeking and consummating a merger or acquisition with a private corporation. In April, 2007, we acquired 100% of the ownership of Shanxi Qinyuan Agriculture Technology Development Co., Inc. ("Quinyan") Quinyan was established to seek and consummate a merger or acquisition with a private company. Quinyan, in turn, had acquired 97.72 % of the ownership of Shanxi Zhongke Spaceflight Agriculture Development Stock Co, Inc. ("Zhonke") on January 5, 2007.

Zhongke is a corporation organized under the laws of the PRC on August 26, 2003, On December 27, 2007 Zhongke entered a joint venture with Mr. Zhang Hongjun under the name Shanxi Zhongke Luxiang Development, Ltd, ("Luxiang") which is now a subsidiary of the Zhongke. All of our operations are conducted through Zhongke and its subsidiary, Luxiang. Except when clearly specified, references to "Success" or the "Company" include the consolidated results of all Quinyan, Zhongke and Luxiang.

Zhongke is located in the Shaanxi Province in Northwest China. We are researching the breeding, producing, vending of seeds that have been modified in a zero gravity atmosphere outside the earth's atmosphere. We hope to develop seed with substantially greater yields, increased resistance to disease, and heartier crops through this process. Our products are expected to include seeds, Chinese herbals and green foods. We also are experimenting in cultivation of a variety of horticultural crops, flowers and vegetation and either. We expect to obtain patents on a variety of genetically mutated space bred crops, tissues and creams. The Company is also exploring a neutraceutical equivalent which it hopes to engineer to mimic the class of statin drugs currently utilized in the treatment of heart disease. Luxiang is developing fruit juice production and distribution.

The PRC is currently the world's most populous country. China is dry and farmed intensely. So the Chinese farmers rely more on fertilizers to boost yield. Currently, fertilizer use in China is more than three times the global average for one of the largest consumers of agricultural products. Roughly half of the PRC's labor force is engaged in agriculture, even though only about 10% of the land is suitable for cultivation. In addition, "desertification", caused by strong winds and dust storms, has been estimated to cause losses of approximately 900 square miles of farm land each year. Although the PRC hopes to further increase agricultural production, incomes for Chinese farmers are stagnating. Despite the Chinese government's continued emphasis on agricultural self-sufficiency, inadequate port facilities and a lack of warehousing and cold storage facilities impedes the domestic agricultural trade.

In 1997, the PRC State Council approved the "Plan to Improve Nutrition in Chinese People's Diets," in an attempt to protect heath and welfare of the citizenry. This plan called for more "green foods." Green foods are typically foods that have been organically grown and are believed to be relatively safe, with no pesticides or pollutants, and of superior quality. There is a certification system that will be administered by the China Green Food Research Center.

We are a development stage company and have not generated revenues from operations. As reflected in the accompanying financial statements, the Company has an accumulated deficit of $3,586,922 at December 31, 2008 that includes operating losses of $948,479 and $790,485 for the years ended December 31, 2008 and 2007, respectively. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

There are substantial uncertainties in doing business in the PRC that are not faced by American and Western European companies. The Company is subject to the laws of the Peoples Republic of China ("PRC") and all of its assets are located there. The PRC's economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. The political and economic systems of the PRC are substantially different from more developed countries. Policies of the PRC government can have significant effects on economic conditions. PRC laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The social, economic and political challenges of the PRC could produce major shocks and instabilities.

LAND USE RIGHT

All land belongs to the State in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shaanxi Province for a forty-seven-year period ended October 13, 2051. The cost of these land use rights are amortized over their respective useful period, using the straight-line method with no residual value.

RESULTS OF OPERATIONS



LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEARS THEN ENDED

The results of operations for the years ended December 31, 2007 and December 31, 2008.

REVENUES

Zhongke is a development stage company and has had extremely limited revenues. All revenues have come from sales of experimental materials. For the year ended December 31 2008 the total revenues were $41,162 as compared to 14,932 for the year ended December 31 2007.


EXPENSES

The Company for the years ending December 31, 2008 and December 31, 2007, respectively incurred operating expenses of $989,641 and $805,417. Since the Company has extremely limited revenues our losses from operations total $948,479 in the year ended December 31, 2008 and $790,485 in the year ended December 31, 2007.

Depreciation and amortization expense increased from $42,311for the year ended December 31, 2007 to $52,335 for the year ended December 31, 2008. Office expense decreased for the same periods from $77,561 to $44,536 respectively, vehicle expense increased from $8,849 for the year ended December 31, 2007 to $37,603 for the year end December 31, 2008, conference expenses increased as of the same periods from $7,240 to 11,712 respectively.

Professional fees decreased to $74,639 as of December 31, 2008 from $83,719 as of December 31, 2007. There was a commensurate decline in consultancy fees for the same periods from $227,626 to $32,388.

Research and development expenses increased dramatically from $128,776 as December 31, 2007 to $608,182 as of December 31, 2008. For the same periods travel and entertainment expense decreased from $160,269 to $66,993 respectively.

For the years ending December 31, 2007 and December 31, 2008, our payroll expenses increased from $51,452 to $57,471. Employee benefit and pension expense decreased slightly from $8,889 for the year ended December 31, 2007 to $2,896 for the year ended December 31, 2008.

Loss before income tax and minority interest was ($955,306) as of December 31, 2008 and $785,781 as of December 31, 2007 as there was no prevision for income tax. This figure included interest income of $858 for December 31, 2008 and $4,704 for December 31, 2007. Our net loss was $933,529 at December 31, 2008 and $768,052 for December 31, 2007. This included minority interest of $21,777 as of December 31, 2008 and $17,729 for 2007. The conversion of our currency from RMB to U.S. dollars also generated losses. For the year ended December 31, 2008 our foreign currency conversion experienced a loss of $195,838, while those losses were $150,122 for the year ended December 31, 2007.

Our comprehensive loss for December 31, 2008 was $1,129,367 and $918,174 for 2008 and 2007 respectively. Again, this increase is largely the result of the signigicant increase in research and development expense and the effects of foreign currency conversion.

LIQUIDITY AND CAPITAL RESOURCES

As described elsewhere in this prospectus we are a development stage company that has not generated any material revenues. We were established in October , 2007 and have relied on unsecured loans from officers and directors that are payable on demand. Our auditors have noted that a number of factors raise substantial doubt about our ability to operate as a going concern. We have a working capital deficit of $4,032,530 and a shareholders' deficiency of $3,826,982, compared to $2,809,166 and $2,697,615 at December 31, 2007.

Net   cash   used  by  operating activities experienced  a  substantial  change improving to ($115,298) at December 31, 2008  from  ($999,253) at December  31,
2007.

Net cash used by investing activities also experienced a change to ($116,007) for the year ended December 31, 2008 from ($198,595) for the year ended December 31, 2007. Most of the change can be attributed to cash used to acquire Qinyuan in 2007 of ($128,200) and loans to related parties of ($866) for the year ended December 31, 2007. Purchases of fixed assets went to ($114,859) from ($69,529) at December 31, 2008 and 2007 respectively.

Net cash provided by financing activities decreased to ($79,261) for the year ended December 31, 2008 from $513,835 for the year ended December 31, 2007 representing a total decline of $593,096. This change was largely occasioned by the loans from related parties in 2007 of $257,423 and proceeds from capital contributions in 2007 of $256,412. In 2008, there were no proceeds from capital contributions or loans from related parted and payback of loans from related parties of ($79,261).

Cash   at  the  end  of  the   period   declined   $291,495  from  $352,887  at
December 31, 2007  to  $61,392  at  December  31,  2008. For  the  period ended
December  31, 2007 effects of exchange rates was $160,423  and   decreased   to
$19,071  at  December  31,  2008.   Cash   at  the  beginning  of  the  period
declined to $352,887 at December 31, 2008 and had been $876,477 at December 31, 2007



IMPACT OF INFLATION.

We believe that inflation will have a negligible effect on operations. The Company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

LIQUIDITY AND CAPITAL RESOURCES.

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

     - research and development

     - general and administrative costs

     -and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.

ASSETS

As of December 31, 2008, we had total assets of $568,470 as compared to assets at December 31, 2007, of $1,319,308. The change was due to a reduction in cash and cash equivalents from $352,887 to $61,392 and prepaid expenses decreased from $581,906 at December 31, 2007 to $29,471 at December 31, 2008. Current assets were $969,067 which included the cash as well as $581,906 in prepaid expenses and $2,691 in supplies and $247 in other receivables at December 31, 2007. Current assets were $130,330 at December 31, 2008 which included $29,471 in prepaid expenses, $4,249 in supplies and $1,778 in other receivables.

A chart of the prepaid expenses are a s follows:


                               December 31, 2007       December 31, 2008
			       -----------------       -----------------
 Advance to consultants        $          21,159       $               -
 Prepaid research and
  development expenses			 546,889		       -
 Prepaid rental expenses                  12,661                  13,435
 Prepaid office expenses                   1,197        	  16,036
			       -----------------       -----------------
       Total                   $         581,906       $          29,471
			       =================       =================





A chart of the company's property plant equipment is as follows:

                                         December 31,           December 31,
                                             2007                   2008
					 -----------		-----------

Building and warehouses                  $   120,382    	$   128,463
Machinery and equipment                    2,713,422              2,910,259
Office equipment and furniture                49,743                 56,892
Motor vehicles                               147,113                156,989
					 -----------		-----------
                                           3,030,660              3,252,603

Less: Accumulated depreciation            (2,772,756)            (3,010,757)
					 -----------		-----------
                                             257,904                241,846

Add: Construction in progress                 38,966                139,472

     Total                               $   296,870    	$   381,318
					 ===========		===========




LIABILITIES

As of December 31, 2008, we had current liabilities of $4,162,860, consisting of $100,091 in accrued expenses and $1,628 in other payables. As of December 31, 2007, we had current liabilities of $3,778,233, consisting of $40,976 in accrued expenses and $14,730 in other payables. The largest liability was an amount due to related parties of $3,597,601, up from $3,446,744 at December 31, 2007. We had deferred revenue of $424,147 as compared to $238,869 and $39,393 as compared to $36,914 in employee's security deposits at December 2007. All of our liabilities were current liabilities and we had no non-current liabilities.

STOCKHOLDER'S EQUITY

The number of our common stocks issued and outstanding was 86,000,000 and 84,999,000 as of December 31, 2008 and 2007, respectively. Our registered capital was 19,022,716 as of December 31, 2008 and 2007, of which $18,926,781 and $18,925,780 was to be received as of December 31, 2008 and 2007, respectively.

We had an accumulated deficiency of ($3,586,922). Our total owner's deficiency was $3,862,982 at December 31, 2008 as compared to $2,697,615 as December 31, 2007, which included ($421,995) and ($226,157) in accumulated other comprehensive income at December 31, 2008 and 2007 respectively.


If we are able to commence operations, we will likely need additional financing as we will not likely be able to substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to commence operations or sustain our projected growth. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to the Company.


OFF-BALANCE SHEET ARRANGEMENTS.

None.


SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies. SEE ALSO NOTE 2 TO CONSOLIDATED FINANCIAL STATEMENTS, "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES".

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

SUPPLIES

Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.


FOREIGN CURRENCY TRANSLATION


The functional currency of Quinyan, Zhongke, and Lvxiang is the RMB. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $226,157 and $421,995 as of December 31, 2007 and 2008, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.85 RMB to $1.00 USD as compared to
7.31 RMB at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.96RMB and 7.61 RMB, respectively.

ADVERTISING COSTS

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified
Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

           Building and warehouses   		20 years
           Machinery and equipment   		10 years
           Office equipment and furniture	 5 years
           Motor vehicles            		 5 years


VALUATION OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

REVENUE RECOGNITION

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

Freight and other transportation costs are included in cost of goods sold.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

INCOME TAXES

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from sales tax and sales-related taxes.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have
passed  the  probation  period  are  entitled  to  such  benefits.   The  total
provisions for such employee benefits were $2,896 and $2,647 for the years ended December 31, 2008 and 2007, respectively.

STATUTORY RESERVES

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

RESEARCH AND DEVELOPMENT COSTS

      Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Elements of costs shall be identified with research and development activities as follows: The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses shall be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities that are acquired or constructed for a particular research and development project and that have no alternative future uses and therefore no separate economic values are research and development costs at the time the costs are incurred. Salaries, wages, and other related costs of personnel engaged in research and development activities shall be included in research and development costs. The costs of contract services performed by others in connection with the research and development activities of an enterprise, including research and development conducted by others in behalf of the enterprise, shall be included in research and development costs.

DEPRECIATION

      Is computed using the straight-line method over the assets' expected useful lives.

AMORTIZATION

       Deferred charges are amortized using the straight-line method over six years.




PLAN OF OPERATION


To date we have financed our activities from private placements and loans received from related and non-related parties. Until we begin to generate revenues we expect to continue to rely on loans from our directors and related parties. We will rely on the loans from our officers until we begin to generate revenues. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our officers can or will provide such funds when the need arises. Other than the oral assurances given by the directors, we have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.

                                   BUSINESS

We are developmental stage company and currently have no material revenues. We were incorporated in the state of Nevada on October 25, 2007 for the purpose of effecting a merger with Success Mater, a wholly owned foreign enterprise "WOFE" in Hong Kong. Success Mater, in turn owns 100% of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. Success Mater Investment Limited ("Success") was incorporated in Hong Kong on September 17, 2004. On March 9, 2007 Success acquired Shaanxi Qinyuan Agriculture Technology Development Co., Inc ("Qinyuan"). As of January 5, 2007 Qinyan had acquired 97.72% of the equity interest of Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"). At the time of its acquisition, Zhongke owned 95.65% of the equity interest of Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang").

A chart of the business organization is as follows:



                  Zhongke Biotec Agriculture (USA) Company
                                "Zhingke USA"
                    Incorporated in the State of Nevada
                            on October 25, 2007
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	 ------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 97.72% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003
				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007



Success and Qinyuan are holding companies and the business of the company is expected to be primarily conducted through its Zhongke subsidiaries. Zhongke is engaged in research and development of various plant seeds, including seeds that have been developed in a zero gravity atmosphere. To date, Zhongke has not developed any seeds that have received plant variety protections and has not yet generated revenue from its planned operations.

On December 27, 2006 Zhongke entered into a joined venture with Mr. Zhang Hongjun to establish Lvxiang under the terms of which Zhongke contributed cash of $769,200 along with various equipment for the production of fruit juice.

Seed Development Business

Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd, with the approval of governmental correspondence[2004] No.40 of Shaanxi Provincial
People's Government, was incorporated on August 26, 2003. Zhongke is principally engaged in the business of research and development of various plant seeds.

Zhongke has spent a significant portion of its resources in the research and development of the breeding of seeds that have been modified in zero gravity outside the earth's atmosphere. As of, December 31, 2008 the company has accrued research and development expenses of $1,560,458.

The research and development was in conjunction with the Institute of Genetics and Development Biology of the Chinese Academy of Sciences and China Space Laboratory. Management believes that these seeds will yield substantially greater yields, increased resistance to disease, and heartier crops through this process.

According to a report by The International Service for the Acquisition of Agri-Biotec Applications, the worldwide planting area of genetically modified crops has increased significantly. When the industry started developing in 1996 the planted area was of 4.2 million acres in six countries. In 2008 it grew to 222 million acres in twenty-one countries.

Dr. James, chairman and founder of ISAA stated that judging from the adoption rate of genetically modified crops by farmers in the United States, Iran and five European countries it can be determined that farmers feel confident in the usage of Biotec crops. The implementation of these crops also brings economical as well as social and environmental benefits to the countries that use them.

In 2008, 14 of the 21 countries that used genetically modified crops were able to accomplish a mega country status, this was done by planting 125,000 acres or more. In the same year the United States was the country that grew the most Biotec crops in the world, planting 123 million acres which is the equivalent of 55% of the world's entire Biotec area.

In a separate report released in 2007 by the same institution, Biotec crops grew from 12.3 million hectares to 114.3 million hectares. Farmers have also been acquiring new varieties with more than one trait. China reported to have planted 250,000 genetically modified poplar trees. These trees are insect resistant which makes them very important in reforestation efforts.

A total of 12 million farmers worldwide have adopted the new technology. The new seeds have specially benefitted poor farmers globally, especially in countries like China, India and South Africa. There are 12 developing countries utilizing the new technology compared to 11 industrialized countries. According to Dr. James founder of ISAA the benefits of Biotec crops will be very substantial with the rising food prices. Farmers who have Biotec crops are seeing great benefits when compared to farmers who have not yet adopted this new technology.

Zero gravity experiments in modifications of food stuffs is in its earliest stages. NASA ISS Science Officer Don Pettit performed in-flight experiments for NASA aboard the destiny laboratory. Typically, gravity plays an important role in seed development by sending roots down and stems up. Roots essentially have to fight foliage on a rectilinear plane. The surface area for foliage becomes limited as the roots fight through soil, rock and impediments and the plant is forced to grow upwards.

Without gravity, every direction is the same. Officer Pettit observed that "Roots and stems may exit the seed pod and grow in any direction within the plane of the spherical surface. The lighting provided an outward growing cue however its effects were small compared to the effects of capillary forces. Capillary forces, subtle in nature and derived from the water interface on the damp layers of gauze, convinced the sprouts to ignore the outward direction of the light and to grow in the surface plane of the sphere."

Around 20 varieties of five series searched and developed by Zhongke Spaceflight such as the space cotton, space tomato, space eggplant, and space cucumber have been authenticated by relevant state organs and granted major products in the Certificate of Vegetable New Variety Right.


Product Name		Product quality			Product output				Product advantage
------------		---------------			--------------				-----------------

Spaceflight cotton	Big trunk, mature early, long	Average yeild per mou of cotton is	Advantage in natural defense
			velveteen, more fruits; strong	180kg, about 70kg higher than		application
			adaptation to dry, think and	ordinary cotton.
			kaline soil.

Spaceflight tomato	Content of beta carotene is	Yield per mou is 13,000 catty.		High yield & high quality
96-3			three times higher than that of
			ordinary tomato, and good
			resistance to salt and alkali.

Spaceflight		Big and strong trunk, green	A single fruit can weigh 2.5kg,		High yield & stable
eggplant		leaves and eggplants; 		and the yield per mou is around		production
"Shenzhou I"		resistant to salt and alkali,	6,000kg.
			hot, drought, and flood;
			dense and sweet fruit, less
			fiber, high quality, and
			endure transport.

Spaceflight		Obvious output growth, strong	Average yield per mou is around		Contents of main nutrients
cucumber "Hangyi I"	adaptation, striking adversity	850kg, up by 20%.			such as dissolvable solids,
			resistance and high economic						vitatmin C, and iron are
			return.									higher than that of ordinary
												cucumber.




ZHONGKE LVXIANG FRUIT

In 2006, Zhongke Spaceflight acquired equipment, customer lists and brand of Shaanxi Lvxiang Fruit Group and established Zhongke Lvxiang Fruit. The company expects to utilize Italian and German condensed apple juice production lines. Condensed apple juice is produced with pollution-free apples growing in the tableland of Weibei through techniques such as high-pressure washing, juicing, enzymolysis, filtering and settling, vacuum condensation, transient sterilization, and sterilized packaging. As a natural and healthy beverage, it contains various vitamins and amino acids as well as microelements such as zinc, iron, and copper. Annual output of qualified condensed apple juice can potentially reach 10,000 to 15,000 tons.. The company plans to begin production in 2009. In addition, the Company is exploring vintage grape `cabernet sauvigon' production, which has been made adaptable in Qinling by years of cross breeding with the wild grapes in Qinling.s
Employees

  The Company employs 39 people including 10 various engineering technicians and 5 senior agronomists,

                             LEGAL PROCEEDINGS

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

        - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

        -  is   subject  to  any  order, judgment or decree  enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

        - or has been found to have violated a federal or state securities or commodities law.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Name                      Age             Title


Ms. Chen, Min             34              CEO/Director

Mr. Nie, Pingjun          41              Chairman of the Board

Ms. Qiang, Juzhen         45              CFO

Mr. Ao, Jiangfeng         37              President


Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

MS. CHEN, MIN - Founder, CEO and Director, graduated from Xi'an Jiao Tong University Kai Yuan College, majoring in management in July 1998. After that she tool further education in Northwest University majoring in HR from 1998 to 2001, then she took the HRM certification. Then Ms. Chen served as HR Attach{e'} in Shaanxi Xi Deng Hui Enterprise Technology Stock Co., Ltd in 2001, which is a large holding company of Baishui Dukang liquor. For over 2 years hard and outstanding work, and she was promoted as manager of HR of the company. In 2005, she was assigned working in the Shareholder Service Department as manager. By now, Ms. Chen has been named as director in Zhongke Biology Agriculture (US) Co., Ltd.

MR. NIE, PINGJUN - Chariman of the Board

Mr. Nie graduated from Tsinghua Economics and Management college, majoring in Economics and Management in 2003. He has served as sales manager in Weinan Dansheng Group from July 1997 to June 1998. Then he has served as Assistant Production Manager of Weinan Noble Prince Liquor. In 2000, he accepted the occupation offered by Shaanxi Xidenghui Technology Stock CO.LTD supplement, serving as Manager. Till now, he was named as chairman of the board of Zhongke Biography Agriculture (US ) Co., Ltd.

MR. AO, JIANGFENG - President

Mr. Ao, Jiangfeng graduated from Northwest University, majoring in Economics and management. He served in Shaanxi Longmen Iron Factory from August 1995 to December 1996. Then he took occupation as project manager in Xi'an Tianwang Computer Co., Ltd. from January 1997 to March 2001. During that period he took the Training,in project management in Northwest Universityin China. After that in 2001, he accepted the occupation offered from Shaanxi XIdenghui Technology Stock CO.LTD., he took the position as CEO and board secretary till now.

MS. QIANG, JUZHEN - CFO, graduated form Xi'an Economics and Trading College majoring in Public Administration from September 1981 to July 1983, then she took further education of computer application courses in Xi'an Electronic Technology Unversity and Finance Managing in Xi'an Accounting Committee from September 1988 to July 1996. She was certificated with CICPA in 1996. She served as CFO in Tangcheng Group CO.LTD from 1983-2000 then took the same occupation in Weizhi Group CO.LTD from 2000-2003 which has many reputations and goodstanding in clothing industry. With good recommendation, she served as CFO in Shaanxi Xidenghui Technology Stock CO.LTD. in 2003. And in 2006 she has been certificated with Senior CICPA which is the highest level certificate by China Accounting Certification Authority. In 2007 she accepted the occupation (CFO) in Zhongke Biology Agriculture (US) Co., Ltd.






                               PRINCIPAL SHAREHOLDERS

The following table contains certain information as of April 22, 2009 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.


                                		CURRENT       	AFTER OFFERING

Name and Position           	Shares		Percentage     	Percentage


Ms. Chen, Min CEO Director   	0          	0     		0
Mr. Nie, Pingjun Chairman  	9,081,963  	10.68%		10.68%
Mr. Ao, Jiangfeng President	4,217,560  	4.96% 		4.96
Ms. Qiang, Juzhen CFO           0   		0     		0

TOTALS                  	13,299,523	15.64%		15.64%

                            EXECUTIVE COMPENSATION

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2008, 2007, and 2006.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

SUMMARY COMPENSATION TABLE



Name and                         Year		Salary	Bonus	Other	  Restricted      	Securities    		LTIP   	Other
Principal Position                          		(5)     Annual    Stock Award(s)	Underlying Options	Payouts
                                      		($)   	($)  Compensation ($)             	(#)        		($)    	($)
								($)
------------------		 ----		------  ----- ----------- --------------	------------------	------- -----
Ms. Chen, Min                    2006		2,151   0         0              0               0            		0     	0
CEO                              2007		3,474   0         0              0               0            		0     	0
                                 2008		3,026   0         0              0               0            		0    	0

Ms. Qiang, Juzhen                2006		0       0         0              0               0            		0     	0
CFO                              2007		0       0         0              0               0            		0    	0
                                 2008		0       0         0              0               0            		0     	0

Mr. Ao, Jiangfeng 		 2006		2,454   0         0              0               0            		0     	0
President                        2007		3,150   0         0              0               0            		0     	0
                                 2008		3,447   0         0              0               0            		0     	0

Mr. Nie, Pingjun		 2006		2,956   0         0              0               0            		0     	0
Chairman of the Board            2007		3,150   0         0              0               0            		0     	0
				 2008		3,447	0	  0		 0		 0			0	0



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of various fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.

On March 9, 2007, the sole shareholder of the Company entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Agreement, the Company agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200 (RMB1,000,000. Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success.


Stock Option Agreements

The Company has not entered into stock option agreements with any individuals or companies. The management does anticipate that to secure the services of certain prospective employee that a stock option plan will need to be effective in the very near future. The company anticipates that such a plan would allow for options at competitive market rates.


                             SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on December 31, 2008.

We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

Unless otherwise noted, the following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of December 31, 2008, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Shares Offered" represents all of the shares that a selling shareholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based 86,000,000 shares of our common stock outstanding as of December 31, 2008, including the shares beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.







NAME OF SELLING SHARES BENEFICIALLY    PERCENTAGE OF SHARES          SHARES   SHARES BENEFICIALLY   PERCENTAGE OF SHARES
SHAREHOLDER     OWNED BEFORE THE       OUTSTANDING BEFORE THE        BEING    OWNED AFTER THE       BENEFICIALLY OWNED AFTER
                OFFERING               OFFERING                      OFFERED  OFFERING              THE OFFERING
--------------- -------------------    ----------------------	     -------  -------------------   ------------------------
YUAN GEN CHE             85447                    0.09936%           85447              0                        0.000%
HUI FU SI                21362                    0.02484%           21362              0                        0.000%
TING XI ZHOU              5477                    0.00637%           5477               0                        0.000%
HONG RONG YANG            5477                    0.00637%           5477               0                        0.000%
DE LI MA                  8216                    0.00955%           8216               0                        0.000%
SHUANG BAI                4272                    0.00497%           4272               0                        0.000%
QIAN LUO                 12324                    0.01433%           12324              0                        0.000%
GUI HUA ZHANG            12050                    0.01401%           12050              0                        0.000%
HONG ZENG                11502                    0.01337%           11502              0                        0.000%
SHUN QUAN XIAO           16432                    0.01911%           16432              0                        0.000%
YAN  GENG                57512                    0.06687%           57512              0                        0.000%
JIN YAN LIANG            16432                    0.01911%           16432              0                        0.000%
HU JIE NA                38341                    0.04458%           38341              0                        0.000%
YING SUN                 13146                    0.01529%           13146              0                        0.000%
XIU QING SHI              8216                    0.00955%           8216               0                        0.000%
JIAN TANG               104070                    0.12101%           104070             0                        0.000%
FAN YANG                  6573                    0.00764%           6573               0                        0.000%
XIU LAN SHI              82160                    0.09553%           82160              0                        0.000%
NAI FEN BAI               6025                    0.00701%           6025               0                        0.000%
MEI XIA HE              164321                    0.19107%           164321             0                        0.000%
XIAO LONG YV             32864                    0.03821%           32864              0                        0.000%
GANG CHUI LIN            16432                    0.01911%           16432              0                        0.000%
JIN DE TAO               98592                    0.11464%           98592              0                        0.000%
YAN ZOU                  71206                    0.08280%           71206              0                        0.000%
ZE JIAN LIU              11502                    0.01337%           11502              0                        0.000%
CHUN RONG XIAN           10955                    0.01274%           10955              0                        0.000%
SHU JUAN CHEN            11502                    0.01337%           11502              0                        0.000%
JING HAI LIU             19718                    0.02293%           19718              0                        0.000%
QING YV ZHENG            23005                    0.02675%           23005              0                        0.000%
MING TING TONG           27387                    0.03185%           27387              0                        0.000%
YV FENG HOU               7121                    0.00828%           7121               0                        0.000%
LIAN QIAO YANG           18897                    0.02197%           18897              0                        0.000%
GUO DONG LI               2465                    0.00287%           2465               0                        0.000%
GUO QING WANG             9859                    0.01146%           9859               0                        0.000%
QIN DI GUO               19718                    0.02293%           19718              0                        0.000%
ZU JIANG CHEN             6847                    0.00796%           6847               0                        0.000%
CHANG LIN LIU             2739                    0.00318%           2739               0                        0.000%
PEI YING CHEN            12324                    0.01433%           12324              0                        0.000%
SU NA WANG               10955                    0.01274%           10955              0                        0.000%
FENG YING JIANG           8216                    0.00955%           8216               0                        0.000%
YI KUN GE                 9859                    0.01146%           9859               0                        0.000%
LI LIU                    6573                    0.00764%           6573               0                        0.000%
XIAO PENG JIN            32864                    0.03821%           32864              0                        0.000%
FENG MEI WANG             8216                    0.00955%           8216               0                        0.000%
XING SHU LI               5477                    0.00637%           5477               0                        0.000%
JUAN ZHAO                36151                    0.04204%           36151              0                        0.000%
GUI XIANG LIU             4108                    0.00478%           4108               0                        0.000%
FENG XUE                  6573                    0.00764%           6573               0                        0.000%
SHOU BEN NIU              6573                    0.00764%           6573               0                        0.000%
BI RONG QING              8216                    0.00955%           8216               0                        0.000%
GUO GANG DENG          1752752           	  2.03808%           1752752            0                        0.000%
  TOTAL                2979021                        3.5%



                             PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

     We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the "selling stockholders," of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

   . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

   . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

   . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

   . an exchange distribution in accordance with the rules of the applicable exchange,

   .  privately negotiated transactions,

   . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

   . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

   .  through  the  writing  or   settlement  of  options   or  other   hedging
      transactions, whether through an options exchange or otherwise,

   .  a combination of any such methods of sale, or

   .  any other method permitted pursuant to applicable law.


     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, that would exceed eight percent (8%).

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling stockholders will be considered "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                             DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 250,000,000 shares of Common Stock and 50,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 86,000,000 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 50,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. Our board of directors is authorized, without further stockholder approval, to issue blank check preferred shares from time-to-time in one or more series, convertible to common stock at a ratio of ten shares of common stock. As of the date of this private placement memorandum, there are no outstanding shares of preferred stock. The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

   - Shares;

   - Dividends;

   - Conversion rights to common stock or other securities;

   - Voting rights;

   - Preferential payments upon liquidation;

   - Establishment of reserves for preferred payments; and

   - Redemption prices to be paid upon redemption of the preferred stock.

General


                            TRANSFER AGENT AND REGISTRAR

The Company will initially act as its own transfer agent and registrar for its shares of Common Stock. The Company expects to engage Island Stock Transfer, Inc., a transfer agent in Tampa, FL after the conclusion of this offering.

                 LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

                                 LEGAL MATTERS

Charles W. Barkley, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus. Mr. Barkley owns 151,000 restricted shares of our common stock which are not being registered in this offering.

                                    EXPERTS

The financial statements included in this prospectus have been audited by Keith
K. Zhen, CPA 2070 West 6th Street Brooklyn, NY 11223, independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.


                             FINANCIAL INFORMATION

			  INDEPENDENT AUDITORS REPORT


		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				AND SUBSIDIARIES
			 (A Development Stage Company)


				FINANCIAL REPORT

			At December 31, 2008 and 2007 and
		For the Years Ended December 31, 2008 and 2007

		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				AND SUBSIDIARIES

			 (A Development Stage Company)


                 		    INDEX

                                     				PAGE


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		2

CONSOLIDATED BALANCE SHEETS					3

CONSOLIDATED STATEMENTS OF OPERATIONS				4

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)		5

CONSOLIDATED STATEMENTS OF CASH FLOWS				6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS			7-30





KEITH K. ZHEN, CA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET
BROOKLYN, NY 11223
TEL (347) 408-0693
FAX (347) 602-4686
EMAIL KEITHZHEN@GMAIL.COM


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Zhongke Biotec Agriculture (USA) Company
(A development stage company)

We  have  audited the accompanying balance sheets of Zhongke Biotec Agriculture
(USA) Company and subsidiaries. ( a development stage company) as of December 31, 2008 and 2007, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. Zhongke Biotec Agriculture (USA) Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhongke Biotec Agriculture
(USA) Company and subsidiaries ( a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred an operating loss for each of the years in the two-year period ended December 31, 2008, and as of December 31, 2008, has a working capital deficiency and a shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K. Zhen, CPA
----------------------
Keith K. Zhen, CPA
Brooklyn, New York
March 27, 2009



				ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
					   AND SUBSIDIARIES

				     (A Development Stage Company)

				      CONSOLIDATED BALANCE SHEETS





								December 31,		December 31,
								    2008		    2007
								------------		-----------

ASSETS
Current Assets:
     Cash and cash equivalents	 				      61,392 		$   352,887
     Others receivable	 					       1,778 		 	247
     Prepaid expenses (Note 6)	 				      29,471 		    581,906
     Supplies	 						       4,249 		      2,691
     Due from related parties (Note 10)	 			      33,440 		     31,336
								------------		-----------
          Total current assets	 				     130,330 		    969,067

      Property, Plant and Equipment, net (Note 7)	 	     381,318 		    296,870

      Land use right, net (Note 8)				      56,822 	 	     53,371
								------------		-----------
Total Assets	 						     568,470 		$ 1,319,308
								 ===========		===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued expenses (Note 9)	 				     100,091 		$    40,976
     Others payable						       1,628 		     14,730
     Deferred revenue	 					     424,147 		    238,869
     Due to related parties (Note 11)	 			   3,597,601 		  3,446,744
     Employee Security deposit	 				      39,393 		     36,914
								------------		-----------
          Total Current Liabilities	 			   4,162,860 		  3,778,233

Minority Interest (Note 15) 					     232,592 		    238,690

Commitments and Contingencies (Note 16)	 				   -   		 	  -

Stockholders' Equity:
     Preferred stock, par value $0.001, 50,000,000
	shares authorized; none issued and outstanding
	as of December 31, 2008 and 2007	 			   -   		 	  -
     Common stock, par value $0.001, 250,000,000 shares
	authorized; 86,000,000 shares issued and
	outstanding as of December 31, 2008; 84,999,000
	shares issued and outstanding as of December 31,
	2007							      86,000 		     84,999
     Registered capital	 					  19,022,716 		 19,022,716
     Registered capital to-be-received				 (18,926,781)		(18,925,780)
     Deficit accumulated during the development stage		  (3,586,922)		 (2,653,393)
     Accumulated other comprehensive income			    (421,995)		   (226,157)
								------------		-----------
        Stockholders' Equity	 				  (3,826,982)		 (2,697,615)
								------------		-----------
Total Liabilities and Stockholders' Equity	 		     568,470 		$ 1,319,308
								 ===========		===========

See Notes to Consolidated Financial Statements
3






			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				    AND SUBSIDIARIES

			      (A Development Stage Company)

			 CONSOLIDATED STATEMENTS OF OPERATIONS


									     For the Period
									     August 26, 2003
					         For the Year Ended	   (inception) through
						     December 31, 		December 31,
					        2008		 2007		   2008
					  ---------------   -------------   ------------------
Revenues
     Sales				  $	 	-   $		-   $	 	     -
     Costs of Sales		 			-   		-   		     -
					  ---------------   -------------   ------------------
          Gross Profit		 			-   		-   		     -

Sales of Experimental Materials		 	   41,162 	   14,932 		58,485

Operating Expenses
     Payroll		 			   57,471 	   51,452 	       197,592
     Employee benefit and pension		    2,896 	    8,889 		27,921
     Depreciation and amortization expenses	   52,335 	   42,311 	       120,124
     Office expenses		 		   44,536 	   77,561 	       238,846
     Vehicle expenses		 		   37,603 	    8,849 		80,779
     Conference expenses		 	   11,712 	    7,240 	       234,658
     Professional fees		 		   74,639 	   83,719 	       233,336
     Consultancy fees		 		   32,388	  227,626 	       535,328
     Research and development expenses		  608,182 	  128,776 	     1,560,458
     Travel and entertainment		 	   66,993 	  160,269 	       433,522
     Other general and administrative expenses	      886 	    8,725 		40,266
					  ---------------   -------------   ------------------
          Total Operating Expenses		  989,641 	  805,417 	     3,702,830

Income (Loss) from Operation		 	 (948,479)	 (790,485)	    (3,644,345)

Other Income (Expenses)
     Interest income				      858	    4,704		10,641
     Charity donation		 		   (7,182)		-   		(7,182)
     Other income (expense)			     (503)		-   		  (503)
					  ---------------   -------------   ------------------
          Total other income (expenses)		   (6,827)	    4,704 		 2,956

Income before income tax and
      minority interest		 		 (955,306)	 (785,781)	    (3,641,389)

Provision for Income Tax		 		-   		-   		     -
					  ---------------   -------------   ------------------
Income before Minority Interest		 	 (955,306)	 (785,781)	    (3,641,389)

Minority Interest		 		   21,777 	   17,729 		54,467
					  ---------------   -------------   ------------------
Net Income (Loss)		 		 (933,529)	 (768,052)	    (3,586,922)

Other Comprehensive Income (Loss)
    Effects of Foreign Currency Conversion	 (195,838)	 (150,122)	      (421,995)
					  ---------------   -------------   ------------------
Comprehensive Income (Loss)		  $    (1,129,367)  $	 (918,174)  $	    (4,008,917)
					  ===============   =============   ==================
Basic and Fully Diluted Earnings per Share$	    (0.01)  $	    (0.01)  $	 	 (0.05)
					  ===============   =============   ==================
Weighted average shares outstanding	       85,435,052      84,999,000 	    85,080,536
					  ===============   =============   ==================


See Notes to Consolidated Financial Statements
4





			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				    AND SUBSIDIARIES

			      (A Development Stage Company)


	   CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	   FOR THE PERIOD AUGUST 26, 2003 (INCEPTION) THROUGH DECEMBER 31, 2008

																Accumulated
					Common Stock		Additional			Registered	Retained	Other
					$0.001 Par Value	Paid-in		Registered	Capital		Earnings	Comprehensive
					Shares	     Amount	Capital		Capital		to-be-received	(Deficit)	Income		Totals
					---------    -------	----------	-----------	--------------	------------	-------------	------------
Balances at
  August 26, 2003 (inception)	 		-    $     - 	$	 - 	$16,672,707 	$  (16,672,707)	$	   - 	$	    - 	$	   -

Capital contribution with
    land use rights-Zhongke	 		-   	   -   		 -   	     	  - 		53,722 	 	   -   	 	    -         53,722

Net income (loss)	 			-   	   -   	 	 -   	 	  -   	       	     -	     (10,286)	      	    -	     (10,286)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
  December 31, 2003	 			-    $     - 	$	 - 	$16,672,707 	$  (16,618,985)	$    (10,286)	$	    - 	$     43,436
					=========    =======	==========	===========	==============	============	=============	============
Proceeds from issuance of 10 shares of
    Success Mater's common stocks	       10 	   1 	 	 -   	 	  -   	 	     -   	   -   	 	    -		   1

Net income (loss)	 			-   	   -   	 	 -   		  -   	      	     -	    (401,370)	 	    -       (401,370)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
Balances at
  December 31, 2004			       10    $     1 	$	 - 	$16,672,707 	$  (16,618,985)	$   (411,656)	 	    -   $   (357,933)
					=========    =======	==========	===========	==============	============	=============	============
Net income	 				-   	   -   	 	 -   	 	  -  	      	     -	    (832,464)	 	    -       (832,464)

Other comprehensive income-
    effects of exchange rates	 		-   	   -   	 	 -   	 	  -   	 	     -     	   -	      (21,557)	     (21,557)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
    December 31, 2005	 		       10    $     1 	$	 - 	$16,672,707 	$  (16,618,985)	 $(1,244,120)	$     (21,557)	$ (1,211,954)
					=========    =======	==========	===========	==============	============	=============	============
Increase in registered capital-Zhongke	 	-   	   -   	 	 -   	  2,663,160 	    (2,663,160)	 	   -   	 	    -   	   -

Proceeds from
    capital contribution-Zhongke	 	-   	   -   	 	 -   	 	  -   	       124,800 	 	   -   	 	    -        124,800

Minority interest adjustment-Zhongke	 	-   	   -   	 	 -   	   (441,351)	       316,551 	 	   -   	 	    -       (124,800)

Net income	 				-   	   -   	 	 -   	 	  -   	 	     -      (641,221)	 	    -       (641,221)

Other comprehensive income-
    effects of exchange rates			-   	   -   	 	 -   		  -   	 	     -   	   -   	      (54,478)	     (54,478)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
Balances at
    December 31, 2006	 		       10 	   1 	 	 - 	 18,894,516 	   (18,840,794)	  (1,885,341)	      (76,035)	  (1,907,653)
					=========    =======	==========	===========	==============	============	=============	============
Registered capital-Qinyuan	 		-   	   -   	 	 -   	    128,200 	      (128,200)	 	   -   	   	    -   	   -

Proceeds from
    capital Contribution-Qinyuan	 	-   	   -   	 	 -   	 	  -   	       128,200 	 	   -   	   	    -        128,200

Proceeds from issuance of 90 shares of
    Success Mater's common stocks	       90 	  12 	 	 -   	 	  -   	 	     -   	   -   	 	    -   	  12

Proceeds from additional paid-in capital
    contribution-Success Mater	 		-   	   -   	   128,200 	 	  -   	 	     -   	   -   	 	    -        128,200

Cash used for Success Mater to
    acquire Qinyuan	 			-   	   -   	  (128,200)	 	  -   	 	     -   	   -   	 	    -       (128,200)

Common stocks issued for
     acquisition of Success Mater
     (Reverse merger)	 	       84,999,000     84,999 	 	 -   	 	  -   	       (84,999)	 	   -   	  	    -   	   -

Success Mater
      share exchange	 		     (100)       (13)	 	 -   	 	  -   	 	    13 	 	   -   	   	    -   	   -

Net income	 				-   	   -   	 	 -   	 	  -   	 	     -      (768,052)	 	    -       (768,052)

Other comprehensive income-
    effects of exchange rates	 		-   	   -   	 	 -   	 	  -   	 	     -   	   -   	    (150,122)	    (150,122)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
Balances at
    December 31, 2007			84,999,000   $84,999	$	 -	$19,022,716	$  (18,925,780)	$(2,653,393)	$   (226,157)	$ (2,697,615)
					=========    =======	==========	===========	==============	============	=============	============
Reverse merger adjustment*	 	1,001,000      1,001 	 	 -   	 	  -   	 	(1,001)	 	   -   	 	   -   	 	   -

Net income	 				-   	   -   	 	 -   		  -   	 	     -      (933,529)	 	   -   	    (933,529)

Other comprehensive income-
    effects of exchange rates	 		-   	   -   		 -   		  -   	 	     -   	   -   	    (195,838)	    (195,838)
					---------    -------	----------	-----------	--------------	------------	-------------	------------
Balances at
    December 31, 2008	 	       86,000,000    $86,000 	 $	 - 	$19,022,716 	$  (18,926,781)	 $(3,586,922)	$   (421,995)	$ (3,826,982)
					=========    =======	==========	===========	==============	============	=============	============


* The reverse merger adjustment represents the recording of the minority shareholders' shares outstanding at the time of the reverse merger.

See Notes to Consolidated Financial Statements
5




			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				    AND SUBSIDIARIES

			      (A Development Stage Company)

			  CONSOLIDATED STATEMENTS OF CASH FLOWS


										      For the Period
										      August 26, 2003
							     For the Year Ended	    (inception) through
								December 31, 		December 31,
							    2008	    2007	    2008
							-----------	-----------	-----------

Operating Activities

Net income (loss)		 			$  (933,529)	$  (768,052)	$(3,586,922)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest		 		    (21,777)	    (17,729)	    (54,467)
        Depreciation		 			     51,058 	     41,143 	    112,137
        Amortization		 			      1,277 	      1,168 	      7,987
Changes in operating assets and liabilities:
   (Increase)/Decrease in others payable		     (1,491)	 	462 	     (1,651)
   (Increase)/Decrease in prepaid expenses		    582,294 	   (457,168) 	     30,263
   (Increase)/Decrease in supplies		 	     (1,356)	      1,424	     (3,765)
   (Increase)/Decrease in due from
	related parties		 			          - 	 	  - 	          -
    Increase/(Decrease) in accounts payable
	and accrued expenses		 		     55,487 	    (24,058)	     91,986
    Increase/(Decrease) in other payable		    (13,872)	     (5,807)	       (652)
    Increase/(Decrease) in deferred revenue		    166,610 	    229,364 	    395,974
    Increase/(Decrease) in employee
	security deposit		 			  - 	 	  - 	     33,480
							-----------	-----------	-----------
Net cash provided (used) by
  operating activities		 			   (115,298)	   (999,253)	 (2,975,631)

Investing Activities

Cash used for Success to acquire Qinyuan		 	  - 	   (128,200)	   (128,200)
Purchase of fixed assets		 		   (114,859)	    (69,529)	   (445,728)
Purchase of trade mark		 			     (1,148)	 	  - 	     (1,148)
Loans to related parties		 			  - 	       (866)	    (28,544)
							-----------	-----------	-----------
Net cash (used) by investing activities		 	   (116,007)	   (198,595)	   (603,620)

Financing Activities

Proceeds from capital contribution		 		  - 	    256,412 	    381,213
Loans from related parties		 			  - 	    257,423 	  3,078,620
Payback of loans from related parties			    (79,261)		  -		  -
							-----------	-----------	-----------
Net cash provided (used) by
  financing activities		 			    (79,261)	    513,835 	  3,459,833

Increase (decrease) in cash		 		   (310,566)	   (684,013)	   (119,418)
Effects of exchange rates on cash		 	     19,071 	    160,423 	    180,810
Cash at beginning of period		 		    352,887 	    876,477 	 	  -
							-----------	-----------	-----------
Cash at end of period		 			$    61,392	$   352,887	$    61,392
							===========	===========	===========
Supplemental Disclosures of
  Cash Flow Information:
   Cash paid (received) during year for:
       Interest		 				$	  -   	$	  -   	$	  -
							===========	===========	===========
       Income taxes		 			$	  -   	$	  -   	$	  -
							===========	===========	===========

See Notes to Consolidated Financial Statements
6

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 1-     ORGANIZATION AND BUSINESS BACKGROUND

       Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

       On July 25, 2008, the shareholder of Zhongke USA enter into a Plan of Exchange Agreement (the "Plan") with the shareholders of Success Mater Investment Limited ("Success Mater"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to the completion of the Plan, Success Mater became a wholly-owned subsidiary of Zhongke USA.

       Success Mater was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited liability company. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

       On March 9, 2007, the shareholder of Success Mater entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Agreement, the Company agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200 (RMB1,000,000). Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success Mater.

 Qinyuan was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On January 5, 2007, Qinyuan executed a share exchange agreement (the "Share Exchange") with Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"), whereby the shareholders of Qinyuan exchanged 97.72% of the equity ownership in Qinyuan for 97.72% of the equity ownership in Zhongke. Subsequent to completion of the Share Exchange, Zhongke became a majority-owned subsidiary of Qinyuan.

       Zhongke was incorporated in Yangling City, Shanxi Province, PRC on August 26, 2003 under the Company Law of PRC. Zhongke is principally engaged in the business of research and development of various plant seeds. Zhongke has not developed any plant seeds with plant variety protections to date, and has not generated revenue from its planned principle operations.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 1-ORGANIZATION AND OPERATIONS (CONTINUED)

       On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of various fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.

       Zhongke and Lvxiang are the two of these affiliated companies that are engaged in business operations. Zhongke USA, Success Mater, and Qinyuan are holding companies, whose business is to hold an equity ownership interest in Zhongke and its subsidiary, Lvxiang. All these affiliated companies are hereafter referred to as the "Company", whose structure is outlined as following:



                    Zhongke Biotec Agriculture (USA) Company
                                 "Zhongke USA"
                       Incorporated in the State of Nevada
                            on October 25, 2007

				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	--------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004

				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006

				   /
				  /  Acquiring 97.72% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003

				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007


8

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 1-     ORGANIZATION AND OPERATIONS (CONTINUED)

       The share exchange between Zhongke USA and Success Mater is being accounted for as a "reverse merger," since the stockholders of Success Mater own a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Success Mater is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the share exchange will be those of Success Mater and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company's consolidated financial statements will include the assets and liabilities of both Zhongke USA and Success Mater, the historical operations of Success Mater and the operations of the Company and its subsidiaries from the closing date of the share exchange.

       The Company is considered to be a development stage company, as it has not generated revenue from its planned principle operations.

 NOTE 2-     CONTROL BY PRINCIPAL OWNERS

       The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

 NOTE 3-     GOING CONCERN

       As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $3,586,922 at December 31, 2008 that includes losses of $933,529 and $768,052 for the year ended December 31, 2008 and 2007, respectively. In addition, The Company has a working capital deficiency of $4,032,530 and a shareholders' deficiency of $3,826,982 at December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern.

       Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.


       The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

       During the period August 26, 2003 (inception) to December 31, 2008, the Company relied heavily for its financing needs on its shareholder/directors as more fully disclosed in Note 11.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 5-  SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION

          The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

          The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

          FOREIGN CURRENCIES TRANSLATION

          The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

          The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income
 (loss) in the consolidated statement of shareholders' equity.

          Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $421,995 and $226,157 as of December 31, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.85 RMB to $1.00 USD as compared to 7.31 RMB at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.96 RMB and 7.61 RMB, respectively.

		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 STATEMENT OF CASH FLOWS

 In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

 REVENUE RECOGNITION
 The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

 DEFERRED REVENUE
 Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

 USE OF ESTIMATES
 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

 CASH AND CASH EQUIVALENTS
 Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

 CONCENTRATIONS OF CREDIT RISK
 Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 5-  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 OTHERS RECEIVABLE

 Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

 The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.
 SUPPLIES

 Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

 PROPERTY, PLANT AND EQUIPMENT

 Property, plant and equipment are carried at cost.   The  cost  of repairs and
 maintenance is expensed as incurred; major replacements and improvements are capitalized.


 When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

 Depreciation is calculated  on a straight-line basis over the estimated useful
 life of the assets without residual  value.   The  percentages  or depreciable
 life applied are:

 Building and warehouses:		20 years
 Machinery and equipment:		10 years
 Office equipment and furniture:	 5 years
 Motor vehicles:			 5 years

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 VALUATION OF LONG-LIVED ASSETS

         Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 LAND USE RIGHT

         All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

 The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shanxi Province for a forty-seven-year period ended October 13, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

 RELATED PARTIES

         For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

 DUE FROM/TO AFFILIATES

         Due from/to affiliates represent temporally short-term loans to/from affiliates, which are majority owned and controlled by directors of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 LOANS FROM DIRECTORS AND OFFICERS

         Loans from directors and officers are temporally short-term loans from our owners and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

 SALES OF EXPERIENTIAL MATERIALS

         During its research and development process of plant seeds, Zhongke grows various plants, such as fruit and vegetable. For the extra items that Zhongke no longer needs in its research and development process, it sales to third parties and therefore generates other operating income.


 RESEARCH AND DEVELOPMENT COSTS

 Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to contractors who perform research and development function for the Company.


 ADVERTISING COSTS

         Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $6,557, and $7,240 for the years ended December 31, 2008 and 2007, respectively.

 PENSION AND EMPLOYEE BENEFITS
         Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension was $2,896, and $2,647 for the nine months ended September 30, 2008 and 2007, respectively.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




 Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

 Sales Tax and Sale-related Taxes

         Pursuant to the tax laws and regulation of PRC, a PRC resident company is obligated to pay a value-added tax ("VAT") at a rate of 17% of the gross sales price or at a rate approved by the local government. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from value-added tax.

 Income Taxes
         The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

         Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with FIN 48, the Company performed a self-
 assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

       The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


 Statutory Reserves

         Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund.

         Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

 Comprehensive Income

         Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

 Segment Reporting

         SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


 Earnings (Loss) Per Share

         The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period August 26, 2003 (inception) through December 31, 2008.
 Recent Accounting Pronouncements

 Fair Value of Measurements

 The Company adopted Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), effective January 1, 2008. The provisions of SFAS 157 are to be applied prospectively.

 SFAS 157 clarifies that fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Under SFAS 157, fair value measurements are not adjusted for transaction cost. SFAS 157 provides for use of a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three levels:

 Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities

 Level 2: Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

 Level 3:  Unobservable  inputs.   Unobservable  inputs reflect the assumptions
 that the Company develops based on available information about what market participants would use in valuing the asset or liability.

 An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Note 5- SIGNIFICANT ACCOUNTING POLICIES (continued)

 Adoption of SFAS No. 157

 In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP 157-1") and FASB Staff Position 157-2, "Effective Date of FASB Statement No. 157" ("FSP 157-2"). FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 effective January 1, 2008 for all financial assets and liabilities as required. The partial adoption of FAS No. 157, as allowed by FSP FAS 157-2, did not have a material impact on the Company's financial position and results of operations.

 On October 10, 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active." The FSP clarifies the application of FASB Statement No. 157, "Fair Value Measurements," in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective immediately, and includes prior period financial statements that have not yet been issued.

 Adoption of SFAS No. 159

 In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is an elective standard which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The Company did not elect the fair value option for any assets or liabilities that were not previously carried at fair value. Accordingly, the adoption of SFAS 159 did not have a material impact on the Company's financial position and results of operations.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
 AND SUBSIDIARIES

 (A Development Stage Company)

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 Note 5 - SIGNIFICANT ACCOUNTING POLICIES (continued)

 Recent Accounting Pronouncements

 In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. The Management does not expect that the adoption of FSP EITF 03-6-1 would have a material effect on the Company's financial position and results of operations.

 In May 2008, the FASB issued SFAS No. 162 "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The guidance will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The Company is currently evaluating the impact of adopting SFAS 162 on its financial statements.

 In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. The Management does not expect that the adoption of FSP FAS 142-3 would have a material effect on the Company's financial position and results of operations.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Note 5 - SIGNIFICANT ACCOUNTING POLICIES (continued)

 Recent Accounting Pronouncements (continued)

 In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities
 - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.

 In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Company will adopt SFAS No. 141 (revised 2007) and SFAS No. 160 on January 1, 2009, and the Company is currently evaluating the impact of adopting SFAS 141R and SFAS 160 on its financial statements.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 6 - PREPAID EXPENSES

 Prepaid expenses consist of the following:



                               December 31, 2007       December 31, 2008
			       -----------------       -----------------
 Advance to consultants        $          21,159       $               -
 Prepaid research and
  development expenses			 546,889		       -
 Prepaid rental expenses                  12,661                  13,435
 Prepaid office expenses                   1,197        	  16,036
			       -----------------       -----------------
       Total                   $         581,906       $          29,471
			       =================       =================

* Prepaid reserach and development expenses represents advanced payments to an affiliate, Shaanxi Changjiang Energy Development Co., LTd., which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company, for a research and development project.


 NOTE 7- PROPERTY, PLANT AND EQUIPMENT

 The following is a summary of property, plant and equipment:


                                 December 31, 2008     December 31, 2007
			         -----------------     -----------------
 Building and warehouses         $         128,463     $         120,382
 Machinery and equipment                 2,910,259             2,713,422
 Office equipment and furniture             56,892                49,743
 Motor vehicles                            156,989               147,113
			       -----------------       -----------------
                                         3,252,603             3,030,660

 Less: Accumulated depreciation         (3,010,757)           (2,772,756)
			       -----------------       -----------------
                                           241,846               257,904

 Add: Construction in progress             139,472                38,966

       Total                     $         381,318     $         296,870
			         =================     =================

 Depreciation expense charged to operations was $51,058 and $41,143 for the years ended December 31, 2008 and 2007, respectively.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 8 -LAND USE RIGHT

 The following is a summary of land use right, less amortization:


                                      December 31, 2008    December 31, 2007
			              -----------------    -----------------
 Land use right                       $          66,043    $          60,796
 Less: Amortization                             (9,221)              (7,425)
			              -----------------    -----------------
     Accounts  receivable, net        $          56,822    $          53,371
			              =================    =================

 Amortization expense charged to operations was $1,277 and $1,168 for the years ended December 31, 2008 and 2007, respectively.

 NOTE 9 - ACCRUED EXPENSES

 Accrued expenses consist of the following:


                                      December 31, 2008    December 31, 2007
			              -----------------    -----------------
 Accrued employee benefit and pension $          31,675    $          27,409
 Accrued professional fees                       68,416               13,567
			              -----------------    -----------------
       Total                          $         100,091    $          40,976
			              =================    =================

 NOTE 10 - DUE FROM RELATED PARTIES


 Due from related parties consists of the following:

                                      			December 31,2008     December 31, 2007
			              			-----------------    -----------------
 Name of Related Party 			Description

 Shaanxi Xidenghui Shiye Co., Ltd.	Affiliate	$          33,440    $          31,336
			              			-----------------    -----------------
	Total						$	   33,440    $		31,336


 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 11 - DUE TO RELATED PARTIES


Due to related parties consists of the following:

                                                             		December 31,  December 31,
Name of Related Party                            Description    	   2008           2007
						 -------------------	-----------   -----------


Shaanxi Dukang Group Co., Ltd.                   Affiliate  		$    29,180   $         -
Shaanxi Lantian Fuping Investment Co., Ltd.      Affiliate       	     29,180             -
Mr. Hongjun Zhang                                Principal Sharholder       316,457       378,835
Ms. Min Chen                                     Director/CEO      	    541,510       555,299
Ms. Ping Li                                      Director of Zhongke        660,466       618,920
Mr. Shengli Wang                                 Director of Zhongke        833,483       781,053
Mr. Pingjun Nie                                  Chairman/Director          969,162       908,197
Mr. Hua Li                                       Director of Zhongke        218,163       204,440
						 -------------------	-----------   -----------
       Total                                                 		$ 3,597,601   $ 3,446,744
							     		===========   ===========



NOTE 12 - RELATED PARTY TRANSACTIONS


Zhongke  outsources  some  of  its  research  and  development  projects to its affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. Research and development expenses paid to these affiliates are summarized as following:

                                                                                           For the Period
                                                                                          August 26, 2003
                                                                  For the Years Ended   (inception) through
                                                                      December 31,          December 30,
Name of Affiliate                                                 2008           2007           2008
								--------	-------	 ------------------


Shaanxi Baishui Dukang Wine Development Co., Ltd.          	$      -	$     -      $  282,936
Shaanxi Changjiang Investment Management Co., Ltd.                     -              -          42,359
Shaanxi Zhongke Research and Development Center Co., Ltd.              -              -         367,010
Weinan Huihuang Trading Co., Ltd.                                      -         76,214          76,214
Shaanxi Changjiang Petroleum Development Co., Ltd.               502,705              -         502,705
Heyang Research and Development Basis Co., Ltd.                        -              -          36,634
								--------	-------	     ----------
                                                         	$502,705       	$76,214      $1,307,858
								========	=======	     ==========

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Note 13 - INCOME TAX

The Company's operating subsidiaries, Zhongke and Lvxiang, are governed by the Income Tax Law of PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws ("the Income Tax Laws").

Beginning January 1, 2008, the new Enterprise Income Tax ("EIT") law has replaced the old laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").

The key changes are:

   a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

   b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax  holidays  to  entities  operating  in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates.

The Company's operating subsidiaries, Zhongke and Lvxiang, are subject to effective income tax rate of 25% beginning from January 1, 2008.


The provision for income taxes consisted of the following:

                                                 For the Year Ended
                                                    December 31,
                                                 2008          2007
						 ----	       ----
Provision for US Income Tax                      $  -  	       $  -
Provision for PRC national income tax               -             -
Provision for PRC local income tax                  -             -
   Total provision for income taxes              $  -  	       $  -

The following table reconciles the PRC statutory rates to the Company's effective tax rate:

                                                 For the Year Ended
                                                    December 31,
                                                 2008          2007
						 -------       -------

U.S. Statutory rate                               34.00%        34.00%
Foreign income not recognized in USA             (34.00%)      (34.00%)
PRC income tax rate                               25.00%        30.00%
Effect of tax holiday                            (25.00%)      (30.00%)
     Effective income tax rate                     0.00%         0.00%

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 14 - OWNERS' EQUITY

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA")

The Articles of Incorporation authorized the Company to issue 50,000,000 shares of preferred stock with a par value of $0.001, and 250,000,000 shares of common stock with a par value of $0.001. Upon formation of the Company, 1,000 shares of common stock were issued to Mr. Charles Barkley for $1.

In July, 2008, Zhongke USA agreed to issue 850,000 shares of restricted common stock to five non-US persons for their consulting services provided. Zhongke USA also issued 150,000 shares to the Company's securities counsel, Charles Barkley, for his service rendered. Since these issuances happened before the reverse merge, the transactions have no affect on the financial statements presented.

Success Mater Investment Limited ("Success")

The Articles of Incorporation authorized Success to issue 10,000 shares of common stock with a par value of $0.128 (HK$ 1.00). Upon formation of the Company, one share of common stock was issued for $0.128 (HK$ 1.00) on September 17, 2004.

In November 2004, nine shares of common stock were issued for $1.15 (HK$9.00).

In May 2007, ninety shares of common stock were issued for $11.52 (HK$90.00).

In  Jun  2007,   the  shareholders  contributed  $128,200  (RMB  1,000,000)  as additional paid-in capital for the acquisition of Qinyuan. The proceed was subsequently paid to the prior owners of Qinyuan.

Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan")

In accordance with the Articles of Incorporation of Qinyuan, the registered capital at the date of incorporation on December 27, 2006 was $128,200 (RMB1,000,000), which was fully paid in cash by two individual owners.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 14 - OWNERS' EQUITY (CONTINUED)

Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke")

In accordance with the Articles of Incorporation of Zhongke, the registered capital at the date of incorporation on August 26, 2003 was $16,272,707 (RMB138,000,000). Upon formation of Zhongke , three individual owners and one enterprise owner contributed the use rights of two pieces of land with carrying value of $53,722 into Zhongke toward registered capital.

In January 2006, Zhongke amended its Bylaws to increase its registered capital to $16,797,508 (RMB 139,000,000). One new individual owner contributed cash of $124,800 (RMB 1,000,000) to Zhongke toward registered capital.

In November 2006, Zhongke amended its Bylaws to increase its registered capital to $19,335,868 (RMB 158,800,000). Two new enterprise owners contributed a set of fruit juice production equipment to Zhongke toward registered capital. The Management believes the carrying value of this set of equipment is immaterial as it have been fully depreciated on the contributors' book on the contribution date. In January 2007, Zhongke contributed this set of equipment to Lvxiang toward Lvxiang's registered capital. This set of equipment is currently idle.

Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang")

In  accordance  with the Articles of Incorporation of Lvxiang,  the  registered capital at the date of incorporation on January 5, 2007 was $2,964,343 (RMB22,000,000). Upon formation of Lvxiang, one individual owner contributed cash of $128,200 (RMB 1,000,000) toward registered capital. Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment as mentioned above.

 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15 - MINORITY INTEREST


								   For the Year Ended December 31,
										2008

					          Name of subsidiary and minority interest
							       percentage

							 Zhongke	  Lvxiang		Total Minority
							  2.28%	     	   4.35%		Interest Income
							----------	----------		---------------

Net Income (Loss)					$ (955,117)	$	 3 		$      (955,114)
							==========	==========		===============
Net Income (Loss) of minority interest			$  (21,777)	$	 0 		$       (21,777)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		     6,500 	     9,179 		 	 15,679
							----------	----------		---------------
Comprehensive Income (Loss)-
     minority interest					$  (15,277)	$    9,179 		$	 (6,098)
							==========	==========		===============




								   For the Year Ended December 31,
										2007

					          Name of subsidiary and minority interest
							       percentage

							  Zhongke	  Lvxiang		Total Minority
							   2.28%	   4.35%		Interest Income
							-----------	-----------		---------------

Net Income (Loss)					$  (778,740)	$	590 		$      (778,150)
							===========	===========		===============
Net Income (Loss) of minority interest			$   (17,755)	$	 26 		$	(17,730)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		      6,771 		  1 		 	  6,772
							-----------	-----------		---------------
Comprehensive Income (Loss)-
     minority interest					$   (10,985)	$	 27 		$	(10,958)
							===========	===========		===============



 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15 - MINORITY INTEREST (CONTINUED)


  Balance of minority interest consists of the following:


								   For the Year Ended December 31,
										2006

					          Name of subsidiary and minority interest
							       percentage

							 Zhongke	  Lvxiang		Total Minority
							  2.28%	     	   4.35%		Interest Income
							----------	----------		---------------

Net Income (Loss) of subsidiary				$ (656,183)	$	 -   		$      (656,183)
							==========	==========		===============
Net Income (Loss) of minority interest			$  (14,961)	$	 -   		$	(14,961)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		      (313)		 -   		 	   (313)
							----------	----------		---------------
Comprehensive Income (Loss)-
     minority interest					$  (15,274)	$	 -   		$	(15,274)
							==========	==========		===============




							For the Period August 26, 2003 (inception) through
 									 December 31, 2008

					          Name of subsidiary and minority interest
							       percentage

							  Zhongke	  Lvxiang		Total Minority
							   2.28%	   4.35%		Interest Income
							-----------	-----------		---------------

Net Income (Loss) of subsidiary				$(2,390,040)	$	593 		$    (2,389,447)
							===========	===========		===============
Net Income (Loss) of minority interest			$   (54,493)	$	 14 		$	(54,479)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		     12,957 	     18,359 		 	 31,316
							-----------	-----------		---------------
Comprehensive Income (Loss)-
     minority interest					$   (41,536)	$    18,372 		$	(23,164)
							===========	===========		===============



 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15 - MINORITY INTEREST (CONTINUED)


  Balance of minority interest consists of the following:

					          Name of subsidiary and minority interest
							       percentage

							 Zhongke	  Lvxiang		Total Minority
							  2.28%	     	   4.35%		   Interest
							----------	----------		--------------

Balance @ December 31, 2005				$	 -   	$	 -   		$	     -
							==========	==========		==============
Capital contribution-
    Zhongke' minority owner				   128,200 		 -   		       128,200

Net Income (Loss) of minority interest			   (14,961)		 -   		       (14,961)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		      (313)		 -   		 	  (313)
							----------	----------		--------------
Balance @ December 31, 2006				$  112,926 	$	 -   		$      112,926
							==========	==========		==============
Capital contribution-
    Lvxiang' minority owner					 -   	   136,722 		       136,722

Net Income (Loss) of minority interest			   (17,755)		26 		       (17,730)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		     6,771 		 1 			 6,772
							----------	----------		--------------
Balance @ December 31, 2007				$  101,941 	$  136,749 		$      238,690
							==========	==========		==============
Net Income (Loss) of minority interest			   (21,777)		 0 		       (21,777)

Other Comprehensive Income (Loss)-
   effects of Foreign Currency Conversion		     6,500 	     9,179 		 	15,679
							----------	----------		--------------
Balance @ December 31, 2007				$   86,664 	$  145,928 		$      232,592
							==========	==========		==============


 		    ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
 				AND SUBSIDIARIES
 			 (A DEVELOPMENT STAGE COMPANY)

 		  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 - COMMITMENTS AND CONTINGENCIES

The Company's assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL ISSUES.
     There have not been any disagreements with the auditor on any audit or accounting issues.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

     In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fees*             $     30
Federal Taxes                         -
State Taxes                           -
Legal Fees and Expenses          25,000
Transfer Agent and Printing      10,000
Accounting Fees and Expenses     47,000
Miscellaneous (1)                 7,500
			       --------
Total                          $ 89,530
			       --------

* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In July, 2008, we agreed to issue 850,000 shares of restricted common stock to five non-US persons for consulting services. We also issued 150,000 shares to our securities counsel, Charles Barkley. Since this issuance happened before reverse merge, the transaction has no affect on the financial statements presented.

On August 15, 2008 we issued 85 Million shares to Success Mater, a Hong Kong company. Success Mater thereafter distributed the shares to their shareholders, all of whom are non-U. S. persons.

     The shares of common stock were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act, Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the -non-US persons was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was a non- "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.






ITEM 27. EXHIBITS.

     The following is a list of Exhibits filed as part of this registration statement:

EXHIBIT NO.   	  DESCRIPTION OF EXHIBIT
-----------       ----------------------

3.1               Articles of Incorporation

3.2               Bylaws

4.1               Form of Stock Certificate


5.1               Legal Opinion*


14.1              Code of Ethics

23.1              Consent of Charles Barkley, Attorney (Included in exhibit 5)

23.2              Consent of Keith K. Zhen, CPA *


----


   - Filed herewith



ITEM 28.

ITEM 17.  UNDERTAKINGS.

    a)The undersigned registrant hereby undertakes:


    (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


    d) The undersigned registrant hereby undertakes that:


    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    e) The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Ontario, Canada on May 4, 2009.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.




ZHONGKE BIOTEC AGRICULTURE (USA), INC.



/s/ Chen Min
------------
By: Chen Min
Title: CEO, Director


ZHONGKE BIOTEC AGRICULTURE (USA), INC.


/s/ Qiang Juzhen
----------------
By: Qiang Juzhen
Title: Chief Financial Officer, Director




                      /s/ Ao Jiang Feng
                      -----------------
                      By: Ao Jiang Feng
                      Title: President
                     (Principal Accounting Officer)

Date: May 4 2009


A Majority of the Board of Directors

                      /s/ Nie Pingjun
                      ---------------
                      By: Nie Pingjun
                      Title: Chairman and Director


                      /s/ CHEN MIN
                      ------------
                      By: CHEN MIN
                      Title: CEO and Director

                      /s/ Qiang Juzhen
                      ----------------
                      By: Qiang Juzhen
                      Title: CFO and Director